EXHIBIT 99.1

March 13, 2014
FOR IMMEDIATE RELEASE

WaferGen Bio-systems Reports Solid Revenue Growth for Q4 and the Year 2013

Enters 2014 with enhanced balance sheet and primed for further growth with acquisition of the Apollo 324TM product line

FREMONT, Calif., March 13, 2014 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCQB: WGBS) announced today its financial results for the fourth quarter and year ended December 31, 2013.

Key Highlights

•	Revenue for the fourth quarter of 2013 was $490,000, up 55% year over year

•	Net income for the fourth quarter of 2013 was $1.5 million, compared to a net loss of $1.0 million in the fourth quarter of 2012

•	For 2013, total revenue more than doubled to $1.3 million, compared to $586,000 in 2012

•	Cash balance at December 31, 2013 of $10.7 million

Total revenue for the fourth quarter of 2013 was $490,000, up 55% from $316,000 in the fourth quarter of 2012. Net income for the fourth quarter of 2013 was $1.5 million, compared to a net loss of $1.0 million in the fourth quarter of 2012.  The net income was primarily due to one-time gains of $1.0 million on the settlement of the Series B convertible preferred shares of our Malaysian subsidiary and $3.4 million when its liquidation commenced.

For the year, total revenue more than doubled to $1.3 million, compared to $586,000 in 2012.  The year’s net loss was $16.3 million compared to a net loss of $8.2 million in 2012.  The increase in the net loss was attributable to non-cash, non-operating expenses largely relating to the capital restructuring that occurred in the third quarter.  The operating loss in 2013 was $9.9 million, compared to $9.8 million in 2012.

 “We made solid progress in 2013 highlighted by the recapitalization in the latter half of the year which represents a clear turning point for the company,” said Ivan Trifunovich, President and CEO of WaferGen.  “We launched our SmartChip TE product line, used for target enrichment prior to Next-Generation Sequencing (NGS).  We also drastically simplified our capital structure and raised $13.4 million of net proceeds in the third quarter, giving us a cash balance at December 31, 2013 of $10.7 million.  On January 6, 2014, we acquired substantially all of the assets of IntegenX’s product line used in library preparation for NGS, including the Apollo 324TM instrument and PrepXTM reagents which clearly puts us in a strong competitive position going forward. We are excited by the solid progress we have made and at this key inflection point we look forward to continuing the momentum as we further execute our growth strategy.“

The Company will shortly file a Form 8-K/A related to the acquisition of the Apollo product line, and plans to hold its first quarterly update call soon after this filing.

About WaferGen

WaferGen Bio-systems, Inc. is an innovative life science company that offers innovative genomic solutions for clinical testing and research.  The SmartChip MyDesignTM Real-Time PCR System is a high-throughput genetic analysis platform for profiling and validating molecular biomarkers via microRNA and mRNA gene expression profiling, as well as single nucleotide polymorphism (SNP) genotyping.  The SmartChip TETM System is a novel product offering for target enrichment geared towards clinical Next-Gen sequencing (NGS). The Company now also offers the Apollo 324TM product line used in library preparation for NGS.  These three complementary technologies offer a powerful set of tools enabling more accurate, faster and cheaper genetic analysis based on Next-Gen Sequencing and Real-Time PCR.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:

Proactive Capital
Jeff Ramson
jramson@proactivecrg.com
646-863-6893

WaferGen Bio-systems, Inc.
John Harland
john.harland@wafergen.com
510-780-2395

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenue:
Product	$365,465	$316,177	$846,414	$586,176
License and royalty	125,000	—	458,333	—

Total Revenue	490,465	316,177	1,304,747	586,176

Cost of product revenue	239,013	175,555	574,195	420,877

Gross profit	251,452	140,622	730,552	165,299

Operating expenses:
Sales and marketing	662,799	254,392	2,240,116	791,915
Research and development	1,152,979	1,306,207	5,399,775	6,161,548
General and administrative	569,787	571,641	3,013,104	2,977,812

Total operating expenses	2,385,565	2,132,240	10,652,995	9,931,275

Operating loss	(2,134,113)	(1,991,618)	(9,922,443)	(9,765,976)

Other income and (expenses):
Interest income	174	1,189	3,091	7,420
Interest expense	(59,625)	(702,982)	(2,880,718)	(2,082,558)
Gain (loss) on revaluation of derivative liabilities, net	(651,328)	1,582,164	(506,195)	3,759,146
Gain on settlement of derivative liability	1,012,351	—	1,012,351	—
Loss on extinguishment of debt	—	—	(4,970,410)	—
Issuance of warrants due to organic change	—	—	(2,553,318)	—
Gain on liquidation of subsidiary	3,386,297	—	3,386,297	—
Miscellaneous income (expense)	(63,881)	42,292	171,414	(116,147)

Total other income and (expenses)	3,623,988	922,663	(6,337,488)	1,567,861

Net income (loss) before provision (benefit) for income taxes	1,489,875	(1,068,955)	(16,259,931)	(8,198,115)

Provision (benefit) for income taxes	3,150	(34,198)	6,341	(21,453)

Net income (loss)	1,486,725	(1,034,757)	(16, 266,272)	(8,176,662)

Accretion on Series 1 convertible preferred stock associated with beneficial conversion feature	—	—	(898,623)	—
Accretion on Series A and B convertible preference shares of subsidiary associated with premium	2,898,550	—	—	—
Series A-1 preferred dividend	—	(204,133)	(547,171)	(801,534)

Net income (loss) attributable to common stockholders	$4,385,275	$(1,238,890)	$(17,712,066)	$(8,978,196)

Net income (loss) per share – basic	$0.52	$(2.95)	$(5.82)	$(21.42)

Net income (loss) per share – diluted	$0.25	$(2.95)	$(5.82)	$(21.42)

Shares used to compute net income (loss) per share – basic	8,442,050	419,287	3,045,266	419,165

Shares used to compute net income (loss) per share –diluted	17,938,430	419,287	3,045,266	419,165

WAFERGEN BIO-SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$10,708,646	$6,328,753
Accounts receivable	367,266	307,759
Inventories, net	292,650	495,486
Prepaid expenses and other current assets	350,540	134,567

Total current assets	11,719,102	7,266,565

Property and equipment, net	269,618	874,062
Other assets	42,209	756,831

Total assets	$12,030,929	$8,897,458

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$980,887	$474,436
Accrued payroll and related costs	289,053	235,404
Other accrued expenses	1,143,335	1,063,813

Total current liabilities	2,413,275	1,773,653

Long-term debt, net of discount	1,683,942	3,393,159
Derivative liabilities	9,147,507	2,208,184

Total liabilities	13,244,724	7,374,996

Series A and B convertible preference shares of subsidiary	—	1,123,406

Stockholders’ equity (deficit):
Series C convertible preference shares of subsidiary	—	4,993,728
Preferred Stock	13,595,662	9,838,569
Common Stock	66,028,712	49,934,027
Accumulated deficit	(80,838,169)	(64,571,897)
Accumulated other comprehensive income	—	204,629

Total stockholders’ equity (deficit)	(1,213,795)	399,056

Total liabilities and stockholders’ equity (deficit)	$12,030,929	$8,897,458